Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2026, with respect to the consolidated financial statements included in the Annual Report of Comstock Holding Companies, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Comstock Holding Companies, Inc. on Forms S-8 (File No.’s 333-123709, 333-182838, and 333-230780).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 17, 2026